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                                                                       Exhibit 1


                            JOINT FILING AGREEMENT


          The undersigned agree that the Statement on Schedule 13D, or amendment thereto, to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(f)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.


Dated: August 28, 1997


                                       PROGRESSIVE FOOD CONCEPTS, INC.


                                       By: /s/ Saad J. Nadhir
                                           ---------------------------
                                       Name: Saad J. Nadhir
                                       Its:  Chairman, President and
                                             Chief Executive Officer



                                       BOSTON CHICKEN, INC.


                                       By: /s/ Paul A. Strasen
                                           ---------------------------
                                       Name: Paul A. Strasen
                                       Its:  Vice President